Exhibit 10.1
COMMON STOCK WARRANT EXCHANGE AGREEMENT
     This COMMON STOCK WARRANT EXCHANGE AGREEMENT, dated as of April 23, 2004 (the “Agreement”), is entered into by and between KREIDO LABORATORIES, a California corporation (the “Company”), and the undersigned holder (the “Holder”) of one or more outstanding warrants to purchase shares of the Company’s common stock (the “Warrant”) previously issued by the Company.
     WHEREAS pursuant to the Warrant, the Holder is entitled to purchase 1,450 shares of the Company’s common stock, no par value per share (“Common Stock”), at an exercise price of $1.00 per share.
     WHEREAS the Holder desires to exchange the Warrant for a new warrant issued by the Company (the “New Warrant”), pursuant to which the Holder will be entitled to purchase a number of shares of Common Stock equal to the number of shares of Common Stock underlying the Warrant at an exercise price of $0.10 per share.
     WHEREAS concurrently herewith, the Company and certain other parties will enter into that certain Series B1 Convertible Preferred Stock Purchase Agreement, of even date herewith (the “Purchase Agreement”), pursuant to which the Company intends to issue and sell shares of its Series B1 Convertible Preferred Stock, and the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Exchange of Warrants. The Holder hereby agrees to exchange its Warrant for a New Warrant to purchase a number of shares of Common Stock equal to the number of shares of Common Stock underlying the Warrant. The New Warrant shall (a) have an exercise price of $0.10 per share, (b) have an exercise period expiring at 5:00 p.m., California time, on the fifth anniversary of its date of issuance and (c) be in substantially the form attached hereto as Exhibit A.
     2. The Closing. The exchange of the Warrant for the New Warrant shall take place at, and concurrently with, the Initial Closing (as such term is defined in the Purchase Agreement). At the Initial Closing, (a) the Company shall deliver to the Holder the New Warrant, registered in the name of the Holder or its nominee, and (b) the Holder shall deliver to the Company the original Warrant.
     3. Title. The Holder hereby represents and warrants to the Company that the Holder holds good and valid title to the Warrant, free and clear of any liens, claims or encumbrances, and the Holder has not heretofore assigned, transferred or otherwise disposed of any interest in the Warrant.
     4. Effectiveness. The effectiveness of this Agreement and the consummation of the transactions contemplated hereby are conditioned upon the occurrence of the Initial

Closing pursuant to the terms of the Purchase Agreement. In the event that the Initial Closing does not occur on or before the Final Closing Date (as such term is defined in the Purchase Agreement), this Agreement shall be of no force or effect.
     5. Miscellaneous
          5.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.
          5.2 Jurisdiction; Waiver of Jury Trial. The parties hereto agree that any action or proceeding arising out of or related to this Agreement shall be conducted only in Ventura, California. Each party hereby irrevocably consents and submits to the exclusive personal jurisdiction of and venue in the state courts located in Ventura, California, or in the event of exclusive federal jurisdiction, the United States District Court for the Central District of California). Each party hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby.
          5.3 Successors and Assigns. This Agreement and the rights and obligations hereunder may not be assigned by any party without the prior written consent of the other party. Any attempt to assign the rights, duties or obligations of a party hereunder without the prior written consent of the other party shall be void. Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
          5.4 Amendments. Any term or provision of this Agreement may be amended or waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such amendment or waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party.
          5.5 Entire Agreement. This Agreement and the other documents, instruments and agreements referred to herein supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.
          5.6 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally, against written receipt, (b) if sent by registered or certified mail, return receipt requested, postage prepaid, when received, (c) when received by facsimile transmission, if confirmed by the other means described in clause (a) or (b), and (d) when delivered by a nationally recognized overnight courier service, prepaid, and shall be addressed as follows:
          If to the Company, to:

Kreido Laboratories
1140 Avenida Acaso
Camarillo, California 93012
Facsimile No.: (805) 384-0989
Attention: Phil Lichtenberger
with a copy to:
Sheppard, Mullin, Richter & Hampton, LLP
800 Anacapa Street
Santa Barbara, California 93101
Facsimile No.: (805) 569-1955
Attention: Joseph E. Nida, Esq.
          If to the Holder, to the address set forth under the Holder’s name on the signature page hereto or to such other address as such party may indicate by a written notice delivered to the other party hereto.
          5.7 Severability. In the event that any provision of the Agreement is held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties’ intent in entering into this Agreement.
          5.8 Titles and Subtitles. The titles of the articles, sections, subsections, paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
          5.9 Counterparts/Facsimile Signatures. This Agreement may be executed in two or more counterparts and via facsimile, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been and executed and delivered by each of the parties hereto.
          5.10 Attorneys’ Fees. If any action or proceeding for the enforcement of this Agreement is brought, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions hereof, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that proceeding, in addition to any other relief to which it may be entitled.
          5.11 Expenses. The Company and the Holder shall bear the entire cost of its own expenses and legal fees incurred on its behalf with respect to this Agreement.
          5.12 Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement and the transactions contemplated hereby.
          5.13 Time of Essence. Time is of the essence for each and every provision of this Agreement.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY: KREIDO LABORATORIES, a California corporation
By:
	Name:	Philip Lichtenberger
	Title:	Executive Vice President & COO

HOLDER:

Philip L. Lichtenberger
Printed Name of Holder

Signature of Holder or its Duly Authorized Representative

Address:	Philip Lichtenberger 1396 Roselawn Avenue Thousand Oaks CA 91362

[SIGNATURE PAGE TO COMMON STOCK WARRANT EXCHANGE AGREEMENT]

EXHIBIT A
Form of New Warrant

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) NOR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THIS WARRANT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN CONTRAVENTION OF THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.
KREIDO LABORATORIES

WARRANT

TO PURCHASE COMMON STOCK

Shares	Expiration Date: April 23, 2009
     THIS CERTIFIES THAT, in exchange for canceling, converting and or exchanging Warrants currently held,                      or its registered assigns (the “Holder”) has the right to purchase from KREIDO LABORATORIES, a California corporation (the “Company”), at any time and from time to time prior to expiration date set forth above (the “Expiration Date”), up to the number of shares of the Company’s common stock, no par value per share (“Common Stock”) set forth above at an exercise price of TEN CENTS ($0.10) per share (the “Exercise Price”).
     1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m., California time, on the Expiration Date (the “Exercise Period”), and shall be void thereafter.
     2. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $0.10 per share of Common Stock, as adjusted from time to time pursuant to Section 9 hereof.
     3. Exercise of Warrant
          3.1 The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time during the Exercise Period, by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit 1, duly completed and executed on behalf of the Holder, at the office of the Company and upon payment in cash or by check acceptable to the Company.
          3.2 This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.
     4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.
     5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense, shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.
     6. Rights of Shareholders. Subject to Sections 9 and 10 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to the shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.
     7. Transfer of Warrant
          7.1 Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders of this Warrant. Any Holder of this Warrant or any portion thereof may change his, her or its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.
          7.2 Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7.1 above, issuing the Common Stock then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing.

Thereafter, any such registration, issuance, or replacement, as the case may be, shall be made at the office of such agent.
          7.3 Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to the Securities Act of 1933, as amended (the “Act”), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form attached hereto as Exhibit 2) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.
          7.4 Exchange of Warrant Upon Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form attached hereto as Exhibit 2 and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 7, the Company, at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder or any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.
          7.5 Compliance with Securities Laws. The shares of Common Stock of the Company to be issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form (in addition to any legend required by state securities laws):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED, OTHER THAN TO ANY OTHER PERSON OR ENTITY WHICH, DIRECTLY OR INDIRECTLY, CONTROLS, IS CONTROLLED BY OR IS UNDER COMMON CONTROL WITH, OR TO ANY PERSON OR ENTITY THAT IS A PARTNER OR MEMBER OF, THE HOLDER HEREOF.
     8. Notices

          8.1 Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 9 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.
          8.2 In case:
          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or
          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another Corporation, or
          (c) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or such stock or securities receivable upon the exercise of this Warrant) shall be entitled to exchange their share of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date herein specified.
          8.3 All such notice, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.
     9. Adjustment Provisions. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:
          9.1 Merger, Sale of Assets, Etc. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization, as defined in Section 181 of the California General Corporation Law (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 9. The foregoing provisions of this Section 9.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
          9.2 Reclassification, Etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.
          9.3 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

          9.4 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 9.
          9.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 9, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.
          9.6 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 9 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.
     10. Attorneys’ Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys’ fees.
     11. Governing Law. This Warrant shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.
     12. Jurisdiction; Waiver of Jury Trial. The parties hereto agree that any action or proceeding arising out of or related to this Warrant shall be conducted only in Ventura,

California. Each party hereby irrevocably consents and submits to the exclusive personal jurisdiction of and venue in the state courts located in Ventura, California, or in the event of exclusive federal jurisdiction, the United States District Court for the Central District of California). Each party hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Warrant or any transaction contemplated hereby.
     13. Headings. The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.
     14. Amendment; Waiver. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section shall be binding upon Holder, each future holder of such securities, and the Company. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
     15. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
     16. Terms Binding. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and effective as of April 23, 2004.

KREIDO LABORATORIES, a California corporation
By:
	Name:	Philip L. Lichtenberger
	Title:	Executive Vice President and COO

EXHIBIT 1 TO FORM OF WARRANT
NOTICE OF EXERCISE
(To be signed only upon exercise of Warrant)
To: Kreido Laboratories
     (1) The undersigned Holder hereby elects to purchase                      shares of Common Stock of Kreido Laboratories pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.
     (2) In exercising this Warrant, the undersigned Holder hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.
     (3) Please issue a certificate or certificates representing such shares of Common Stock in the name of the undersigned or such other name as is specified below:

(Name)

(Name)
     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

Printed Name of Holder

Signature of Holder

Date

EXHIBIT 2 TO FORM OF WARRANT

ASSIGNMENT FORM
     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the attached Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint the Secretary of Kreido Laboratories, a California corporation (the “Company”) as its true and lawful attorney-in-fact to make such transfer on the books of the Company, maintained for that purpose, with full power of substitution in the premises.

Printed Name of Holder

Signature of Holder

Date
The undersigned Assignee represents and warrants to the Company that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of the Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the undersigned Assignee represents and warrants that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Printed Name of Assignee

Signature of Assignee

Date